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                                2,800,000 SHARES
                                  UROCOR, INC.
                                  COMMON STOCK
                             UNDERWRITING AGREEMENT

May   , 1996

MONTGOMERY SECURITIES
VOLPE, WELTY & COMPANY
  As Representatives of the several Underwriters
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111

Dear Sirs:

    SECTION 1. INTRODUCTORY. UroCor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,800,000 shares of its authorized but unissued shares of Common Stock, $0.01 par value per share (the "Common Stock"), to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 2,800,000 shares of Common Stock are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 420,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

    You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

    The Company hereby confirms its agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

    SECTION  2.   REPRESENTATIONS AND  WARRANTIES OF  THE COMPANY.   The Company
hereby represents and warrants to the several Underwriters that:

        (a) A registration statement on Form S-1 (Reg. No. 333-3182) with respect to the Common Shares has been prepared by the Company in conformity, in all material respects, with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such quantities as you reasonably have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus (as hereinafter defined), if a final prospectus is not used, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all
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    substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

    The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

        (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

        (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and operating in compliance in all material respects with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business,

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    all of which are  valid and in  full force and effect;  the Company is  duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the
    conduct  of   its  business   requires   such  qualification,   except   for
    jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

        (d) At the time of the First Closing, the Company will have authorized and outstanding capital stock as set forth under the heading "Description of Capital Stock" in the Prospectus, subject to any changes resulting from exercises of outstanding options under the Company's Amended and Restated 1992 Stock Option Plan (the "1992 Plan") and forfeiture of options granted under the 1992 Plan; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus under the heading "Description of Capital Stock." Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, and except for options that may be granted under the 1992 Plan, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option plan and the options granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents, in all material respects, the information required under the Act and the Rules and Regulations to be shown with respect to such plan and options.

        (e) The Common Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus under the heading "Description of Capital Stock." No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

        (f) The Company has all requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that enforceability of the rights to indemnity and contribution contained in this Agreement may be limited by federal or state laws and public policy underlying such laws. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Restated Certificate of Incorporation (the "Certificate of Incorporation") or the amended and restated by-laws (the "By-laws") of the Company, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected (except for such conflicts, breaches, violations or defaults,

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    which, in the aggregate, would not materially adversely affect the financial condition, properties, business, results of operations or prospects of the Company), any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

        (g) Arthur Andersen L.L.P., who have expressed their opinion with respect to the financial statements and schedule filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

        (h) The financial statements and schedule of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedule and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as reported on by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" present fairly, in all material respects, the information set forth therein on the basis stated in the Registration Statement.

        (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, the Company is not in violation or default of any provision of its Certificate of Incorporation or By-laws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound (except for such breaches or defaults which in the aggregate would not materially adversely affect the financial condition, properties, business, results of operations or prospects of the Company); and there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default (except for such events of default, which in the aggregate would not materially adversely affect the financial condition, business, results of operations or prospects of the Company).

        (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. All such contracts are in full force and effect on the date hereof; and neither the Company nor, to the Company's knowledge, any other party is in breach of or default under any of such contracts.

        (k) Other than as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, to which the Company os or may be a party or, to the Company's knowledge, of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actio, suits, proceedings, injunctions, judgments, decrees or orders might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse effect on the financial condition, properties, business, results of operations

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    or  prospects  of the  Company; and,  to the  Company's knowledge,  no labor disturbances by the employees of the Company exists or is threatened, which might be expected to affect adversely the financial condition, properties, business, results of operations or prospects of the Company.

        (l) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as disclosed in the Prospectus as proposed to be conducted.

        (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in the
    Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder, the conversion of convertible securities into shares of Common Stock, the grant of options under the 1992 Plan, and upon the exercise of options and warrants, each as described in the Registration Statement) or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the financial condition, business, properties, results of operations or prospects of the Company.

        (n) Except as disclosed in the Prospectus, (i) the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; (ii) the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the financial condition, business, results of operations or prospects of the Company; and (iii) the Company has no knowledge of any material infringement by it of any trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and no claim has been made or, to the Company's knowledge, has been threatened, against the Company regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the financial condition, business, results of operations or prospects of the Company.

        (o) The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the financial condition, properties, business, results of operations or prospects of the Company.

        (p) The Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, except for those returns or taxes as to which in the aggregate the failure to so file or pay would not have a material adverse effect on the financial condition, properties, business, results of operations or prospects of the Company; and

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    the Company has no knowledge of any  tax deficiency which has been or  might be asserted or threatened against the Company which could materially and adversely affect the financial condition, properties, business, results of operations or prospects of the Company.

        (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

        (s) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

        (t) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

        (v) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
    (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

        (w) The Company reasonably believes that the costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) associated with the effect of Environmental Laws on the business, operations and properties of the Company, will not, in the aggregate, have a material adverse effect on the Company.

        (x) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

        (y) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

    SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the

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Registration Statement  and  the  Prospectus  and is  correct  in  all  material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

    SECTION 4. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters all of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares described below. The purchase price per share to be paid by the
several Underwriters to the Company shall be $    per share.

The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares set forth opposite the name of such Underwriter in Schedule A hereto.

Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Fulbright & Jaworski L.L.P., Houston, Texas (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, after 4:30 P.M. Washington D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer, certified or official bank checks payable in clearing house (next day available) funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York as may be designated by you. Time shall be of the essence, and delivery at the time and place specified by this Agreement is a further condition to the obligations of the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 420,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such

Underwriter as set forth opposite its name in Schedule A and the denominator of which is 2,800,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company.

You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

    SECTION 5.   COVENANTS OF  THE COMPANY.   The Company  covenants and  agrees
that:

        (a) The Company will use its reasonable best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
    (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance in all material respects with the Act and the Rules and Regulations.

        (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its reasonable best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply, in all material respects, with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

        (c) During the period within which a prospectus relating to the Common Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, if any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its reasonable best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of the Act or the Rules and Regulations.

        (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

        (e) During the period within which a prospectus relating to the Common Stock is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

        (f) The Company shall cooperate with you and your counsel as reasonably required in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its reasonable best efforts to obtain the withdrawal thereof.

        (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report to Stockholders of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the auditor's report thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

        (h) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of the Montgomery Securities), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the

    Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security, except for (i) the issuance of the Common Shares pursuant to the Registration Statement,
    (ii) the grant of options under the 1992 Plan and (iii) the issuance of shares of Common Stock pursuant to the exercise of options or warrants outstanding on the date of this Agreement and options granted pursuant to clause (ii) of this Section 5(h).

        (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

        (j) The Company will use its reasonable best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

    You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

    SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and
expenses  of  the  Company's  counsel  and  the  Company's  independent   public
accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the National Association of Securities Dealers, Inc., and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 6, Section 8 and Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above).

    SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

        (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

        (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company (other than upon the sale of the Common Shares hereunder, the conversion of convertible securities into shares of Common Stock, the grant of options under the 1992 Plan and upon the exercise of options and warrants, each as described in the Registration Statement) or any material change in the indebtedness (other than in the ordinary course of business) of the Company,
    (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business and which could reasonably be anticipated to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the financial condition, properties, business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the financial condition, properties, business, management, results of operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.

        (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

           (i) An opinion of Fulbright & Jaworski L.L.P., counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, substantially in the form attached hereto as Exhibit A.

    In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) Such opinion or opinions of Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) The information in the Prospectus under the first four paragraphs of "Risk Factor -- Access to, Approval and Sale of Therapeutic Products", "Risk Factors -- Governmental Regulation" and the first paragraph of "Business -- Government Regulation," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

    Such counsel shall also include a statement to the effect that, with respect to the description of the regulatory situation of the Company and other statements in the above-referenced sections in the Registration Statement and Prospectus, nothing has come to such counsel's attention that would lead such counsel to believe that either at the Effective Date or at the applicable Closing Date the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Such opinion or opinions of Cooley Godward Castro Huddleson & Tatum, counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

          (iv) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

               (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the
           Registration Statement has been issued; and to the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus; to his knowledge, neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (4) To each of the signer's knowledge, since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

               (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company; and no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

               (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

           (v) On the date this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from Arthur Andersen L.L.P., independent accountants, the first one to be dated the day the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

          (vi) On or before the First Closing Date, letters from each holder of percent or more of the Company's Common Stock and each director and officer of the Company, in form and substance satisfactory to you, confirming that for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

       All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Cooley Godward Castro Huddleson & Tatum, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

       If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company by you as Representatives without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

    SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, messenger charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8, Section 6 and Section 10 shall at all times be effective and shall apply.

    SECTION 9. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use your and its reasonable best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

    SECTION 10.  INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and, provided further, that the Company shall not be liable in any such case with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact the such Underwriter sold Common Shares to a person to whom there was not sent or given at or prior to the written confirmation of such sale a copy of the Prospectus in any case where such delivery is required by the Act, if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage, liability or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this
    Section 10(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph
    (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

        (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

    SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

    SECTION 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 12:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) immediately as to all of its provisions if at the time of execution of this Agreement the Registration Statement has been declared effective; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon written notice by you (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

    SECTION  13.   TERMINATION.   Without limiting  the right  to terminate this
Agreement pursuant to any other provision hereof:

        (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for any expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

        (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares,
    (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein, in the light of the circumstances under which they were made, not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company on the part of the Company to any Underwriter (except for any expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
    Section 10 hereof.

    SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

    SECTION 15. NOTICES. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered by overnight courier or by facsimile transmission and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: Mike Dovey (Facsimile No. 415/249-5508, Telephone No. 415/627-2000), with a copy to Cooley Godward Castro Huddleson & Tatum, 3000 Sand Hill Road, Bldg. 3, Suite 230, Menlo Park, CA 94025, Attention:
Mark P. Tanoury, Esq. (Facsimile No. 415/854-2691, Telephone No. 415/843-5000); and if sent to the Company shall be mailed, delivered by overnight courier or facsimile transmission and confirmed to the Company at 800 Research Parkway, Oklahoma City, OK 73104, Attention: President (Facsimile No. 415/290-4002, Telephone No. 405/290-4000) with a copy to Fulbright & Jaworski L.L.P., 1301 McKinney Street, Suite 5100, Houston, TX 77010-3095, Attention: Robert E. Wilson, Esq. (Facsimile No. 713/651-5246, Telephone No. 713/651-5151). The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

    SECTION 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

    SECTION 17. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as Representatives, will be binding upon all the Underwriters.

    SECTION 18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    SECTION  19.   APPLICABLE  LAW.   This  Agreement shall  be governed  by and
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

              [The remainder of this page is intentionally blank]

    SECTION 20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the several Underwriters including you, all in accordance with its terms.

                                          Very truly yours,

                                          UroCor, Inc.

                                          By:
                                          --------------------------------------
                                                    William A. Hagstrom,
                                                   CHAIRMAN OF THE BOARD,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

The foregoing  Underwriting  Agreement
is hereby confirmed and accepted by us
in San Francisco, California as of the
date first above written.

MONTGOMERY SECURITIES
VOLPE, WELTY & COMPANY
Acting   as  Representatives   of  the
several  Underwriters  named  in   the
attached Schedule A.

By MONTGOMERY SECURITIES

By:
- --------------------------------------
                 Partner

                                   SCHEDULE A

                                                                                                   NUMBER OF FIRM
                                                                                                    COMMON SHARES
NAME OF UNDERWRITER                                                                                TO BE PURCHASED
- -------------------------------------------------------------------------------------------------  ---------------
Montgomery Securities............................................................................
Volpe, Welty & Company...........................................................................
                                                                                                   ---------------
    TOTAL........................................................................................       2,800,000
                                                                                                   ---------------
                                                                                                   ---------------

                                   EXHIBIT A
                       FORM OF OPINION OF COMPANY COUNSEL

    (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. To such counsel's knowledge, the Company is qualified as a foreign corporation to transact business in and is in good standing in the State of Oklahoma.

    (2) The Company has an authorized capitalization of 26,579,759 shares of capital stock, consisting of 20,000,000 shares of Common Stock, 6,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), 513,093 shares of Class A Stock, $.01 par value per share (the "Class A Stock") and 66,666 shares of Class B Stock, $.01 par value per share ("Class B Stock"). Immediately prior to the closing of the offering, upon conversion of all outstanding shares of Preferred Stock, Class A Stock and Class B Stock into
shares  of Common Stock, there will be issued and outstanding          shares of
Common Stock and no other shares of capital stock of the Company will be issued and outstanding.

    (3) All of the issued and outstanding shares of Common Stock outstanding prior to the issuance of the Firm Common Shares and any Optional Common Shares pursuant to this Agreement have been duly authorized and validly issued and are fully paid and nonassessable and none of them have been issued in violation of any preemptive right under the Delaware General Corporation Law (the "DGCL") or the Company's Restated Certificate of Incorporation or, to such counsel's knowledge, any other similar right.

    (4) The Firm Common Shares and any Optional Common Shares, when issued and delivered in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive right under the DGCL or the Company's Restated Certificate of Incorporation or, to such counsel's knowledge, any other similar right. The certificates evidencing the Common Shares to be delivered under this Agreement are in due and proper form under the DGCL.

    (5) Except as disclosed in the Prospectus, such counsel knows of no other outstanding options, warrants or rights calling for the issuance of, and no commitment, other than pursuant to the 1992 Plan, to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. Such counsel does not know of any holder of any securities of the Company who has the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company, with rights have not previously been waived.

    (6) No consent, approval, authorization or other action or filing with any federal or state court or governmental authority was required for the execution and delivery of this Agreement by the Company or is required for the consummation by the Company of the transactions which are the subject of this Agreement, except such as have been obtained under the Act and the Exchange Act and such as may be required under state securities laws (except that such counsel need express no opinion as to the securities or Blue Sky laws of any state) in connection with the purchase and distribution of the Firm Common Shares and any Optional Common Shares by you and except such as will not, if not obtained, have a material adverse effect on the transactions which are the subject of this Agreement.

    (7) Execution and delivery by the Company of, and performance by the Company of its agreements in, this Agreement, will not (a) breach or result in a default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which the Company or any of its properties are subject, in each case, which are filed as exhibits to the Registration Statement, (b) violate the Restated Certificate of Incorporation or By-laws of the Company or any judgment, decree or order known to such counsel of any court or governmental agency or body applicable to the Company or any of its properties, or (c) violate any applicable provisions of any state or federal statutory law or regulation (except that such counsel need express no opinion as to the securities or Blue Sky laws of any state and no opinion as to the anti-fraud provisions of the federal or state securities laws).

    (8) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability of the rights to indemnity and contribution contained in this Agreement may be limited by federal or state laws and public policy underlying such laws.

    (9) All filings required by Rule 424 and 430A of the Regulations have been made.

    (10) The Registration Statement and the Prospectus, as of their respective effective or issue dates (except for the financial statements and the notes and schedules thereto and the auditor's report thereon, and any other information of a financial, numerical, statistical or accounting nature set forth or referred to therein, as to which such counsel need express no opinion), each appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Regulations.

    (11) To such counsel's knowledge, there are no contracts or other documents required to be disclosed in the Registration Statement or the Prospectus other than those disclosed therein and there are no contracts or other documents required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto.

    (12) Except as described in the Prospectus, to such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company is a party or to which the property of the Company is subject which are of such a nature that they are required to be disclosed in the Prospectus.

    (13) The information in the Prospectus under the captions "Risk Factors -- Uncertainties Related to Third-Party Reimbursement; Potential Health Care Reform", "Business -- Third-Party Reimbursement" and under the first and last paragraphs of "Risk Factors -- Government Regulation" and second through eighth paragraphs of "Business -- Government Regulation", to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

    (14) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    To the extent deemed advisable by such counsel, it may rely as to matters of fact on certificates of officers of the Company, on certificates or facsimile transmissions of government officials and representations of the Company in this Agreement.

    Such counsel shall state that it has acted as counsel to the Company in connection with certain aspects of the transactions relating to the issuances by the Company of the shares of Common Stock, promissory notes, preferred stock and warrants described in Item 15 of the Registration Statement, and such counsel is aware that the Company issued such securities in reliance on exemptions from the registration requirements afforded by Section 4(2) of the Act or Regulation D promulgated under the Act. Based upon a review of the offering or other materials used in connection with such transactions and the representations and other information provided by offerees (or their representatives, as the case may be) to whom such securities were delivered and, assuming compliance by the Company with advice previously given by such counsel to the Company as to offers of its securities to persons other than those who were parties to the aforementioned transactions, no facts have come to such counsel's attention to cause such counsel to believe that such reliance by the Company was not justified as to each of the transactions pursuant to which such securities were offered or issued.

    Such counsel also shall state whether it has been advised by the Commission that the Registration Statement is effective under the Act and, whether, to such counsel's knowledge, any stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or proceedings for that purpose instituted by the Commission.

    In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, its counsel and representatives of the independent public accountants of the Company and with your representatives, at which conferences the contents of the Registration Statement and the Prospectus were discussed; and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and makes no representation that they have independently verified the accuracy, completeness or fairness of such statements, on the basis of the foregoing and the information disclosed to such counsel (relying as to materiality to a large extent upon the officers and other representatives of the Company and your representatives), (i) no facts have come to such counsel's attention that would lead such counsel to believe that the Registration Statement, as of the time it was declared effective under the Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein not misleading (it being understood that such counsel need express no view with respect to the financial statements and the notes and schedules thereto and the auditor's report thereon, and any other information of a financial, numerical, statistical or accounting nature set forth or referred to in the Registration Statement or any exhibits thereto), and (ii) no facts have come to such counsel's attention that would lead such counsel to believe that the Prospectus, as of the time if was filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to the make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and the notes and schedules thereto and the auditor's report thereon, and any other information of a financial, numerical, statistical or accounting nature set forth or referred to in the Prospectus).